                                                                    EXHIBIT 12.1

RATIO OF EARNINGS TO FIXED CHARGES -- SENIOR DEBT OFFERING CIRCULAR ($ IN MILLIONS)


EXCLUDING INTEREST CREDITED
UNDER REINSURANCE CONTRACTS                                                    HISTORICAL                               ADJUSTED
                                                              ------------------------------------------   PRO FORMA   PRO FORMA
                                                               1996     1997     1998     1999     2000     2000 (a)    2000 (b)
                                                              ------   ------   ------   ------   ------   ---------   ---------
Income from continuing operations before income
  taxes and minority interest                                 $ 91.2   $113.4   $138.1   $ 93.1   $175.3     $170.1      $156.9
Fixed charges:
Interest expensed and capitalized                             $  6.2   $  7.8   $  8.8   $ 11.0   $ 17.6     $ 22.8      $ 22.9
One-third of rentals                                          $  0.9   $  1.0   $  0.9   $  1.4   $  2.0     $  2.0      $  2.0
Distribution requirements of preferred securities
  of majority-owned subsidiary                                                                               $   --      $ 13.1
                                                              ------   ------   ------   ------   ------     ------      ------
  Total fixed charges                                         $  7.1   $  8.8   $  9.7   $ 12.4   $ 19.6     $ 24.8      $ 38.0

Less interest capitalized, net of amortization                $   --   $   --   $   --   $   --   $   --     $   --      $   --
Income from continuing operations before income taxes
  and minority interest plus fixed charges                    $ 98.3   $122.2   $147.8   $105.5   $194.9     $194.9      $194.9
                                                              ======   ======   ======   ======   ======     ======      ======
Ratio of earnings to fixed charges                              13.8     13.9     15.2      8.5      9.9        7.9         5.1
                                                              ======   ======   ======   ======   ======     ======      ======
INCLUDING INTEREST CREDITED
UNDER REINSURANCE CONTRACTS

Income from continuing operations before income taxes
  and minority interest                                       $ 91.2   $113.4   $138.1   $ 93.1   $175.3     $170.1      $156.9

Fixed charges:
Interest expensed and capitalized                             $ 60.9   $100.1   $162.0   $164.1   $122.4     $127.6      $127.7
One third of rentals                                          $  0.9   $  1.0   $  0.9   $  1.4   $  2.0     $  2.0      $  2.0
Distribution requirements of preferred securities of
  majority-owned subsidiary                                                                                  $   --      $ 13.1
                                                              ------   ------   ------   ------   ------     ------      ------
  Total fixed charges                                         $ 61.8   $101.1   $162.9   $165.5   $124.4     $129.6      $142.8
Less interest capitalized, net of amortization                $   --   $   --   $   --   $   --   $   --     $   --      $   --
Income from continuing operations before income taxes
  and minority interest plus fixed charges                    $153.0   $214.5   $301.0   $258.6   $299.7     $299.7      $299.7
                                                              ======   ======   ======   ======   ======     ======      ======
Ratio of earnings to fixed charges                               2.5      2.1      1.8      1.6      2.4        2.3         2.1
                                                              ======   ======   ======   ======   ======     ======      ======



EXCLUDING INTEREST CREDITED                                          NINE MONTHS ENDED SEPTEMBER 30, 2001
UNDER REINSURANCE CONTRACTS                                       ------------------------------------------
                                                                                                  ADJUSTED
                                                                  HISTORICAL   PRO FORMA (a)   PRO FORMA (b)
                                                                  ----------   -------------   -------------
Income from continuing operations before income
  taxes and minority interest                                       $ 98.5        $ 94.6          $ 85.5
Fixed charges:
Interest expensed and capitalized                                   $ 13.7        $ 16.9          $ 16.9
One-third of rentals                                                $  1.7        $  1.7          $  1.7
Distribution requirements of preferred securities
  of majority-owned subsidiary                                                    $   --          $  9.8
                                                                    ------        ------          ------
  Total fixed charges                                               $ 15.4        $ 18.6          $ 28.4

Less interest capitalized, net of amortization                      $   --        $   --          $   --
Income from continuing operations before income taxes
  and minority interest plus fixed charges                          $113.9        $113.2          $113.9
                                                                    ======        ======          ======
Ratio of earnings to fixed charges                                     7.4           6.1             4.0
                                                                    ======        ======          ======

INCLUDING INTEREST CREDITED
UNDER REINSURANCE CONTRACTS

Income from continuing operations before income taxes
  and minority interest                                             $ 98.5        $ 94.6          $ 85.5

Fixed charges:
Interest expensed and capitalized                                   $ 93.3        $ 96.5          $ 96.5
One third of rentals                                                $  1.7        $  1.7          $  1.7
Distribution requirements of preferred securities of
  majority-owned subsidiary                                                       $   --          $  9.8
                                                                    ------        ------          ------
  Total fixed charges                                               $ 95.0        $ 98.2          $108.0
Less interest capitalized, net of amortization                      $   --        $   --          $   --
Income from continuing operations before income taxes
  and minority interest plus fixed charges                          $193.5        $192.8          $193.5
                                                                    ======        ======          ======
Ratio of earnings to fixed charges                                     2.0           2.0             1.8
                                                                    ======        ======          ======


(a)  As adjusted to give effect to the $200.0 million senior notes offering.

(b) As further adjusted to give effect to the senior notes offering and $225.0 million Trust PIERS units offering.